UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2005

Leslie’s Poolmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1874	95-4620298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 E. Broadway Road, Suite 100, Phoenix, Arizona	85040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 366-3999

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Donald J. Anderson, the Chief Financial Officer, Executive Vice President and Director of Leslie’s Poolmart, Inc. (the “Company”) resigned from all of his positions with the Company, effective as of the close of business August 17, 2005. Mr. Anderson had previously notified the Company of his intention to resign from his positions.

Mr. Steven Ortega, 43, has been appointed the Company’s new Chief Financial Officer and Executive Vice President effective as of August 18, 2005. Mr. Ortega served as Executive Vice President and Chief Financial Officer for BI-LO LLC, from 1999 to 2005. BI-LO LLC is a $4.8 billion leading regional supermarket chain in the southeast United States, operating 423 stores primarily under the BI-LO, Bruno’s and Food World banners with locations in eight states. Mr. Ortega’s responsibilities at BI-LO included the leadership and oversight of the Finance, Treasury, Accounting, Real Estate, Construction, Information Technology, Risk Management and Internal Audit functions. During the last two years of his employment with BI-LO, Mr. Ortega was instrumental in leading the divestiture and separation of BI-LO from Ahold U.S.A. and restructuring BI-LO under it’s new private equity ownership.

Prior to joining BI-LO, Mr. Ortega was with American Stores Company, where he held various positions within their supermarket and drug store subsidiaries, including Vice President – Finance and Administration, and Vice President – Logistics. Prior to this period at American Stores, Mr. Ortega held various management positions in finance, accounting, audit and store operations at Lucky Stores, Inc. where he last held the position of Director of Finance and Accounting.

The Company entered into an employment agreement in April 2005, as amended n July 2005 (the “Employment Agreement”), with Mr. Ortega for his employment as Executive Vice President and Chief Financial Officer. The Employment Agreement provides for a minimum base salary of $315,000 annually, plus a minimum target bonus as set forth in the Employment Agreement. If the Company terminates Mr. Ortega’s employment for any reason other than Cause (as defined in the Employment Agreement), Mr. Ortega will receive a lump sum payment equal to 200% of the sum of his base salary and bonus and will be reimbursed for certain costs for health and medical insurance coverage. The Employment Agreement contains non-solicitation and confidentiality covenants and provides that Mr. Ortega is eligible to participate in the Company’s benefit plans consistent with the benefits extended to the most senior of the Company’s executives (including vacation, personal and sick leave, disability and medical and life insurance). The Employment Agreement also provides that Mr. Ortega will serve at the will of the Company’s Board of Directors. The Employment Agreement expires in June 2010. A copy of the Employment Agreement was filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 28, 2005 and Amendment No. 1 to the Employment Agreement was filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 12, 2005.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.01	Executive Employment Agreement dated April 22, 2005 between the Company and Steven L. Ortega (previously filed as an Exhibit 10.1 to the Current Report on Form 8-K filed on April 28, 2005).

10.02	Amendment No. 1 to the Executive Employment Agreement dated April 22, 2005 between the Company and Steven L. Ortega dated as of July 1, 2005 (previously filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q, filed on August 12, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leslie’s Poolmart, Inc.
(Registrant)

Date August 19, 2005	/s/ Lawrence H. Hayward
(Signature)
Lawrence H. Hayward, President and Chief Executive Officer

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